Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including amendments thereto) with respect to the Common Stock, $0.01 par value, of Magnachip Semiconductor Corporation. This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Byreforge LLC

By:	/s/ Cristiano Amoruso
Cristiano Amoruso, Managing Partner
Date:	11/20/2025

Amoruso Cristiano

By:	/s/ Cristiano Amoruso
Cristiano Amoruso
Date:	11/20/2025